This Amendment, dated as of November 13, 2017, is made with reference THE DEBT SETTLEMENT AGREEMENT dated as of the 11th day of August, 2017. This amendment will take effect as of August 11th, 2017.

. The Maker of the agreement is Lithium Exploration Group, Inc., a Nevada corporation (the “Company”), and Concord Holding Group, LLC (“ Note Holder”).

RECITAL:
Company and Holder desire to amend the schedule table listed below to reflect the corrected amounts in the balance column as set forth below.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, receipt whereof is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Amendment to schedule “A” of debt settlement agreement..

Funding Date	Note Amount	Balance (Principal amount)
9/9/2016	$64,400.05	$20,925.05
9/8/2016	$27,777.78	$27,777.78
9/15/2016	$257,778.00	$4,719.48
9/29/2016	$61,112.00	$61,112.00
10/31/2016	$163,334.00	$163,334.00
11/14/2016	$31,111.00	$31,111.00
11/30/2016	$100,000.00	$100,000.00
12/29/2016	$91,111.00	$14,363.29
1/25/2017	$132,222.00	$115,139.31
1/26/2017	$99,833.00	$99,833.00
3/1/2017	$183,056.00	$183,056.00
3/13/2017	$85,800.00	$85,800.00
3/28/2017	$141,680.00	$141,680.00
5/5/2017	$28,600.00	$28,600.00
5/15/2017	$343,200.00	$343,200.00
5/15/2017	$343,200.00	$183,040.00
6/8/2017	$85,800.00	$85,800.00
6/8/2017	$85,800.00	$0

Concord Holding Group, LLC

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Name:
Title: